Exhibit 4(ii)

March 16, 2000

EnterNet, Inc.
Board of Directors
1403 East 900 South
Salt Lake City, Utah

Re:  Subscription Agreement

Gentlemen:

I do hereby subscribe for two hundred and fifty thousand (250,000) shares of common stock, $0.001 par value (the "Securities"), of EnterNet, Inc. (the "Company") at a price of $0.01 per share for an aggregate of $2,500.00. The Securities are being acquired by me solely for my own account and not with a view to their distribution within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively hereinafter called the "Act").

I understand that:

1. The Securities are not registered under the Act or under any applicable state securities law and must be held by me indefinitely unless they are subsequently so registered or unless an exemption from such registration is available; and

2. Each certificate representing the Securities will bear the following legend drawing attention to the restrictions on its transferability:

                  "The securities represented by this certificate are not registered under federal or state securities law. They may not be sold or offered for sale in the absence of effective registration under such securities laws or an opinion of counsel satisfactory to the Company that such registration is not required."

3. The Closing will be held at the offices of the Company on the day of March 16, 2000 or on such later date as shall be designated by the Company with not less than 72 hours prior notice or at such other place and time as shall be agreed to by the Company and the Undersigned (the "Closing Date"). At the Closing, the Undersigned will make payment of the purchase price for the shares of common stock by depositing the same with the Company. At the Closing, the Company will issue the restricted stock certificate to the Undersigned.

4. The Undersigned acknowledges that it has been provided with a copy of the Company's financial and other information about the Company as has been requested.

5.   The Undersigned hereby represents and warrants to the Company as follows:

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     (a)  The  Undersigned  has  received  and  read  and is  familiar  with the provisions of the Subscription Agreement. The Undersigned is aware that no federal or state agency has passed upon the Securities or made
          any  finding  or   determination   concerning  the  fairness  of  this
          investment.

     (b) The Undersigned has had an opportunity to ask questions of and receive answers from representatives of the Company, concerning the terms and conditions of this investment.

     (c) The Securities are being subscribed for by the Undersigned for the Undersigned's own account, for investment only and not presently with a view toward resale or distribution in a manner which would require registration of the Securities under the Securities Act of 1933.

     (d) The Undersigned, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the subscribed for the Securities. Such entity has its principal place of business as set forth on the signature page hereof and if such entity has been formed for the specific purpose of acquiring the Securities subscribed to hereunder, it hereby agrees to supply any additional written information that may be required by the Company.

     (e) The Undersigned is an "Accredited Investor" as that term is defined in Rule 501 under the Securities Act. The particular category or categories within which the Undersigned falls is set forth in Paragraph 7 below.

6. The Undersigned acknowledges that there are substantial restrictions on the transferability of the Securities as required pursuant to federal and state securities laws. The Undersigned further agrees to be responsible for compliance with all conditions on transfer imposed by any State Blue Sky or securities law.

7. In accordance with Paragraph 5(e) of this Subscription Agreement, the Undersigned has placed an (X) in each of the applicable spaces provided below:

a. A bank as defined in Section 3(a)(2) of the Securities Act of 1933 or a savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act of 1933, whether acting in its individual or fiduciary capacity.

     b. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     c. An insurance company as defined in Section 2(13) of the Securities Act of 1933.

     d. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

     e.   A  Small  Business  Investment  Company  licensed  by the  U.S.  Small
          Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

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     f.   An employee benefit plan within the meaning of Title I of the Employee
          Retirement Income Security Act of 1974, as amended ("ERISA"), if (a) the investment decision is made by a plan fiduciary, as defined in
          Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or
          (b) the employee benefit plan has total assets in excess of $5,000,000 or (c) if self-directed plan, the investment decisions are made solely be persons that are Accredited Investors.

     g.   A private  business  development  company as defined in Section 202(a)
          (22) of the Investment Advisers Act of 1940.

     h. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, or business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     i. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000.

     j. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     k. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation ss.230.506(b)(2)(ii) promulgated under the Securities Act of 1933.

     l. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer.

     m.   An entity in which all of the equity owners are Accredited Investors.














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IN WITNESS  WHEREOF,  the undersigned  has executed this  Subscription as of the date first written above.

                                            By:      /s/   Ruairidh Campbell
                                                     ------------------------
                                                     Name:  Ruairidh Campbell

                                            Mailing Address of Undersigned:
                                            3310 Werner Avenue
                                            Austin,  Texas 78722

                                            Telephone Number:
                                            (512) 327 9186
Accepted:

EnterNet, Inc.


By: /s/  Wolf Fiedler
    -----------------
    Name:   Wolf Fiedler
    Title:  President/Director

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